                                                                    Exhibit 10.6

                         AMENDMENT NO. 1 TO DISTRIBUTION
                       AND FULFILLMENT SERVICES AGREEMENT

     THIS AMENDMENT NO. 1, effective as of the 21st day of September, 2001, by and between Cricket Communications ("Cricket"), successor in interest to Chase Telecommunications, Inc., and CellStar, Ltd. ("CellStar"),

                                   WITNESSETH

     WHEREAS, Cricket and CellStar have previously entered into a certain Distribution and Fulfillment Services Agreement effective as of December 22, 1999 (the "Agreement"), whereby CellStar agreed among other things, to facilitate the sale and distribution of handsets and accessories to Cricket and its customers;

     WHEREAS, the parties have agreed to modify invoicing and shipping procedures in certain instances under the Agreement as specifically set forth in this Amendment No. 1 to the Agreement (the "First Amendment"); and

     WHEREAS, the parties desire to acknowledge such modification in connection with certain Loan Agreements entered into by and on behalf of CellStar;

     NOW, THEREFORE, in consideration of mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

     Section 2. Bill and Hold Procedures.

     a. Section 6 of the Agreement shall be amended and restated in its entirety to read as follows:

     "If Cricket and/or its customers or designated entities do not issue one or more purchase orders for an amount of Product equal to or greater than the first month of forecasted volume of Products during such one month period, any remaining Products will be purchased by Cricket at a price equal to the Acquisition Cost (as hereinafter defined), plus any Inclusive Service Fees. At Cricket's option, CellStar shall either: (i) ship such Products identified by Cricket to the locations Cricket designates in writing; or (ii) temporarily hold such

Products at CellStar's facility, subject to the segregation requirements described in Section 6(a) below (the "Bill and Hold Products"), and thereafter ship such Bill and Hold Products at the times and to the locations Cricket designates in writing. In either event, CellStar shall invoice Cricket for such Products at the end of the applicable month. Notwithstanding the title transfer provision of Section 4 above, title to the Bill and Hold Products shall transfer to Cricket as of the date of the issuance of an invoice for such Bill and Hold Products to Cricket. Neither CellStar, nor its creditors or lenders, shall retain or claim any ownership interest or security interest in or lien or encumbrance on any Products for which title has transferred to Cricket under the terms of this Agreement and specifically disclaim and waive any such security interest whether arising by presumption or operation of law. Cricket shall make payment for the Products within thirty (30) days after receipt of the invoice.

     a. Immediately upon being designated as Bill and Hold Products, CellStar shall store all Bill and Hold Products in CellStar's warehouse facilities in a secure location, and shall promptly (no more than one (1) day) after being so designated) segregate, identify and designate such Bill and Hold Products as owned by Cricket, including without limitation: (i) designating all Bill and Hold Products as Cricket Property in CellStar's inventory records, including computer database; (ii) physically marking each and every Bill and Hold Product with a label or other marking which identifies such product as the property of Cricket; and (iii) maintaining the Bill and Hold Product in an identifiable and segregated fashion so as to permit Cricket or others to easily and accurately identify the Bill and Hold Products owned by Cricket. CellStar shall bear all risk of casualty loss with respect to Bill and Hold Products while such Products remain in CellStar's custody and control. CellStar shall obtain casualty loss insurance for the value of the invoiced price covering such Bill and Hold Products during such period at CellStar's cost and expense. CellStar shall add Cricket as an additional insured under the casualty loss insurance policies that cover the Bill and Hold Products and shall provide Cricket with a certificate of insurance that identifies Cricket as an additional insured under such policy. Cricket shall not be under any obligation to inspect any of the Bill and Hold Products for conformity or to accept or reject such goods until such time as the Bill and Hold Goods are delivered to Cricket or Cricket's customers or distributors. CellStar shall not pledge nor encumber any of the Bill and Hold Products, and shall neither cause nor permit any lien or encumbrance on any Bill and Hold Products.

     b. Cricket shall be entitled to periodic and reasonable access to CellStar facilities to confirm that the process referred to above is adhered to by CellStar in connection with the Bill and Hold Products."

     c. Cricket shall make payment on all invoices for Bill and Hold Products strictly in accordance with the terms thereof without defense, offset, deduction, recoupment, or counterclaim of any kind arising solely from the fact that such Bill and Hold Products may not yet have been delivered to Cricket; provided, however, that Cricket shall retain the right to raise any other defense, offset, deduction, recoupment, or counterclaim that it is legally or equitably entitled to raised related to the payment of any invoice. During the period such Bill and Hold Products are stored in CellStar facilities CellStar shall have the right, at its discretion, to charge reasonable fees for costs associated with warehousing the Bill and Hold Products, but shall notify Cricket of its intention to charge such fees and the amount of such fees before accepting any Bill and Hold Products upon which it intends to charge such fees.

     d. The Bill and Hold Procedures described in this Section 6 constitute the current course of trade between Cricket and CellStar and are not, and shall not be construed or presumed to create an improper or fraudulent transfer or conveyance under the facts or the law.

     Section 3. Bill and Hold Letter. Cricket acknowledges that it has executed the Bill and Hold Letter attached hereto and incorporated herein as Schedule 1, and that the Bill and Hold Letter was executed by a representative of Leap authorized to execute such letter. CellStar shall provide its creditors and lenders with that notice that is customary and/or required under law or any agreements regarding the transfer of title and the Bill and Hold procedures set forth in the Agreement and this First Amendment such that any and all such lenders and creditors are on notice that the Bill and Hold Products held in the CellStar facility are the property of Cricket and are not subject to any security interest, lien or other encumbrance of CellStar or its lenders and creditors. CellStar hereby confirms that nothing in the Agreement, this Amendment or any of the transactions contemplated hereby would constitute a breach or give rise to a default under any of CellStar's agreements with its creditors, lenders or any other third party.

     Section 4. All Other Provisions of Agreement Unaffected. Except as specifically modified by this Amendment, all other terms and conditions contained in the Agreement shall remain in full force and effect. Nothing herein shall be construed as invalidating or in any way effecting the parties' mutual commitments and obligations under their prior management of Products held in a bill and hold process, notwithstanding the absence of any specific agreement in writing covering that management or that such occurred prior to the effective date of this Amendment.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hand to this Amendment by their duly authorized representatives.

CELLSTAR, LTD                            CRICKET COMMUNICATIONS, INC.
By:  National Auto Center, Inc.,
          Its General Partner

By: /s/ Elaine Flud Rodriguez            By: /s/ Don McGuire
   --------------------------               -----------------------------

Title: Senior VP                         Title: VP Sales and Marketing
      -----------------------                   ------------------------